UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Kinder Morgan, Inc.
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KINDER MORGAN ANNOUNCES CHANGE OF ANNUAL MEETING TO VIRTUAL MEETING

HOUSTON, April 24, 2020 Kinder Morgan, Inc. (NYSE: KMI) today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of KMI’s stockholders and employees, its annual meeting of stockholders, to be held on Wednesday, May 13, 2020 at 10:00 a.m. Central Time, has been changed to a virtual meeting format. Stockholders will not be able to attend the annual meeting in person this year. KMI expects to return to an in-person annual meeting format in 2021.

This change does not impact the ability of KMI’s stockholders to vote in advance of the annual meeting by one of the methods described in KMI’s Notice of Annual Meeting and Proxy Statement mailed to stockholders on April 3, 2020 (the “proxy statement”). We encourage KMI stockholders to vote in advance of the annual meeting as soon as possible using one of the methods described in the proxy statement.
To access the virtual annual meeting, KMI stockholders should go to www.meetingcenter.io/221771263 in a web browser and log in using one of two options: join as a “Guest” or join as a “Stockholder.” To join as a “Guest,” enter your email address and the password, which is KMII2020. To join as a “Stockholder,” you will be required to have a control number (and you will also use KMII2020 as your password). If you join as a Stockholder, you can vote during the virtual annual meeting by following the instructions available on the meeting website.
If your shares are registered directly in your name with KMI’s transfer agent, Computershare Trust Company, N.A. (Computershare), you can find your control number on your proxy card, notice of internet availability, or the email with meeting materials you previously received, to enter the virtual annual meeting as a “Stockholder.”
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of such shares, or a “street name” holder. If you are a street name holder and you wish to vote your shares at the virtual annual meeting, you must pre-register with Computershare not later than May 10, 2020 to obtain a control number. To pre-register, you must first obtain a legal proxy from your broker, trustee or other nominee, and then send a copy of your legal proxy to Computershare at legalproxy@computershare.com. Insert the words “Legal Proxy” into the subject line. You will receive a confirmation e-mail from Computershare confirming your registration and providing a control number to enter the virtual annual meeting as a stockholder. Obtaining a legal proxy from your broker or other nominee will revoke any prior instructions you gave such nominee on how to vote shares held on your behalf at the annual meeting. If you request a legal proxy from your nominee, you must vote at the virtual annual meeting in order for your vote to be counted. If you do not have a control number, you may attend as a “Guest,” but will not have the option to vote your shares or ask questions at the virtual annual meeting.
Even if you plan to attend the virtual annual meeting, please cast your vote in advance as soon as possible using one of the methods described in the proxy statement. Any stockholder attending the virtual annual meeting as a Stockholder as described above may revoke an earlier vote by proxy and vote at the virtual annual meeting. The proxy statement and KMI’s 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019 can be accessed at http://www.envisionreports.com/kmii/2020/2CB05MA20E or under the “Investors” section of KMI’s website at www.kindermorgan.com. KMI’s SEC filings are also available on the SEC’s website at http://www.sec.gov. A list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during the annual meeting on the meeting website.

About Kinder Morgan, Inc.

Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America. Our mission is to provide energy transportation and storage services in a safe, efficient and environmentally responsible manner for the benefit of people, communities and businesses. Our vision is delivering energy to improve lives and create a better world. We own an interest in or operate approximately 83,000 miles of pipelines and 147 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and our terminals store and handle various commodities including gasoline, diesel fuel chemicals, ethanol, metals and petroleum coke. For more information, please visit www.kindermorgan.com.

CONTACTS
Dave Conover	Investor Relations
Media Relations	(800) 348-7320
(713) 420-6397	km_ir@kindermorgan.com
newsroom@kindermorgan.com	www.kindermorgan.com